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Morgan Stanley

Morgan Stanley Compensation & Governance Practices

April 2017

MORGAN STANLEY'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE:

- ***FOR***: *Six Management Proposals*
  1. Approve the compensation of named executive officers (Say on Pay non-binding advisory vote)
     - Executive compensation is linked to Firm and individual performance through a multi-faceted performance evaluation and compensation decision-making process
     - Compensation is strongly aligned with shareholder interests
  2. Approve the amended and restated Equity Incentive Compensation Plan (EICP) to (i) increase shares available by 50 million shares; (ii) extend the term of the EICP for an additional 5 years; and (iii) re-approve, for purposes of Section 162(m) of the Internal Revenue Code, the performance criteria set forth in the plan
  3. Approve holding the Say on Pay vote annually (non-binding advisory vote)
  4. Approve the amended and restated Directors' Equity Capital Accumulation Plan (DECAP) to increase shares available by 1,000,000 shares
  5. Elect all Director nominees
  6. Ratify Deloitte & Touche LLP's appointment as the Firm's independent auditor

- ***AGAINST***: *Two Shareholder Proposals*
  1. Exclude votes to abstain from shareholder proposal vote counts (proposal received support of 6% of votes cast last year)
  2. Adopt a policy to prohibit vesting of deferred equity awards for senior executives who resign to enter government service (proposal received support of 16% of votes cast last year)

FRAMEWORK FOR DETERMINING CEO COMPENSATION

1 Set Performance Priorities

- The Board of Directors sets annual performance priorities at the beginning of each year to guide its assessment of Firm and executive performance
- The priorities include both financial and non-financial performance metrics for the Firm and its business segments

2 Establish Target Compensation Range

- The Compensation, Management Development and Succession (CMDS) Committee establishes the target CEO compensation range at the beginning of each year
- The range is informed by prior year CEO compensation at peer financial firms

3 Assess Performance

- The CMDS Committee assesses Firm and executive performance at year end, including:
  - Progress in the Firm's annual performance priorities
  - Progress in achieving the Firm's strategic goals; and
  - The CEO's overall leadership

4 Determine Compensation

- The CMDS Committee determines CEO compensation at year end based on its assessment of performance and discussion with the Board of Directors

ESTABLISHING TARGET CEO COMPENSATION RANGE

The CMDS Committee reviews and sets a target CEO compensation range annually. This pay range serves as a guideline when assessing performance and determining final compensation at year end

MS CEO Compensation Range and Pay for Performance Approach

Compensation range informed by prior year CEO pay levels at 16 Peer Financial Companies (including 5 Large U.S. Banks)[1]



$28 Million or More
Expected Range of Salary and Cash Bonus
+
Deferred Incentive Compensation
+
Performance-Vested Long-Term Equity Incentive Compensation
• CEO performance exceeds expectations
• Strong Firm performance and shareholder returns
• CEO performance meets expectations
• Firm performance and shareholder returns generally in line with peers with room for continued progress
• CEO performance needs improvement
• Firm performance and shareholder returns are below expectations
$10 Million or Less

The End Notes are an integral part of this presentation. See slide 15 for information related to the peer group presented on this page.

IN 2016, MORGAN STANLEY MADE PROGRESS ON 2017 OBJECTIVES

	Objective	2016 Status[1]
1	Streamline: $1 Billion Expense Reduction	On Track for $1 Billion in Expense Reduction by 2017
2	Complete Fixed Income Restructuring and Maintain Revenue Footprint	Retained Revenue Footprint, With 25% Headcount Reduction and Reduced Resources
3	Wealth Mgmt. Pre-Tax Margin[2]: 23 – 25%	Achieved 22% Margin, Despite Transactional Revenue Headwinds
4	Increase Capital Return to Shareholders	Received Non-Objection to Increase Dividend (+33%) and Buyback (+40%)[3]
5	ROE, ex DVA: 9 – 11% (ROE Target)[4]	Ongoing

See Appendix for More Detail

The End Notes are an integral part of this presentation. See slide 15 for information related to the metrics presented on this page.

MORGAN STANLEY'S 1, 3, AND 5-YEAR SHAREHOLDER RETURNS CONSISTENTLY OUTPERFORM THE S&P 500 FINANCIALS INDEX

Morgan Stanley and S&P 500 Financials Index Total Shareholder Returns (TSR)[(1)(2)]


1-Year (2016) TSR
36%
23%
Morgan Stanley
S&P 500 Fin. Index
3-Year (2014-2016) TSR
42%
39%
Morgan Stanley
S&P 500 Fin. Index
5-Year (2012-2016) TSR
200%
143%
Morgan Stanley
S&P 500 Fin. Index

MS Ranks vs. Global Peers[(3)]	1 of 9	3 of 9	2 of 9

The End Notes are an integral part of this presentation. See slide 16 for information related to the metrics presented on this page.

ASSESSMENT OF CEO AND MORGAN STANLEY FIRM PERFORMANCE

At year end, the CMDS Committee assessed CEO and Firm performance, discussed that assessment with the Board, and established 2016 compensation – CEO compensation of $22.5MM, up 7% from 2015

MS CEO Compensation Range	Evaluating MS CEO Performance	MS CEO Compensation
$28 Million or More	• CEO performance exceeds expectations • Strong Firm performance and shareholder returns	$28 Million or More
Expected Range of Salary and Cash Bonus + Deferred Incentive Compensation + Performance-Vested Long-Term Equity Incentive Compensation	• CEO performance meets expectations • Firm performance and shareholder returns generally in line with peers with room for continued progress	2016: $22.5 Million 2015: $21.0 Million
$10 Million or Less	• CEO performance needs improvement • Firm performance and shareholder returns are below expectations	$10 Million or Less

- (+) Continued to successfully execute long-term strategy
- (+) 12% growth in PBT driven by expense discipline[1]
- (+) TSR consistently outperformed the S&P 500 Financials Index over 1, 3 and 5-year period
- (+) Strong leadership, including engagement with clients, regulators, and employees; and contributions to Firm culture
- (−) Received conditional non-objection to the 2016 Capital Plan (requiring resubmission)[2]
- (−) Continued focus is needed to achieve the ROE Target of 9–11% by 2017[3]

The End Notes are an integral part of this presentation. See slide 16 for information related to the content presented on this page.

72% OF 2016 CEO COMPENSATION DEFERRED; 39% OF DEFERRED COMPENSATION LINKED TO FUTURE PERFORMANCE

MS 2016 CEO Compensation Elements

$ Million


% of Deferred
% of Total
$22.5 Million
39%
Performance-Vested Long-Term Equity Incentive Compensation
6.3
31%
Deferred Equity
5.0
31%
Deferred Cash
5.0
72% Deferred
Cash Bonus
4.7
Base Salary
1.5
28% Current
2016 Total Compensation

Summary Compensation Table View: $21.2MM
(Current year cash + prior year stock awards)[2]

Key Features of Compensation Program

- Significant deferrals of compensation over three years
- Performance-vested long-term equity incentive compensation based equally on target average ROE of 10% and TSR relative to the S&P 500 Financials Index over three years; shares earned can range from 0 – 1.5x target
- Equity-based compensation to align employee and shareholder interests
- Clawbacks apply to all awards and cover material adverse outcomes, even absent misconduct
- Share ownership and retention requirements[1]
- Prohibitions on pledging, hedging, selling short, or trading derivatives
- No automatic vesting on change-in-control, double trigger in place
- No excise tax protection upon a change-in-control

The End Notes are an integral part of this presentation. See slide 16 for information related to the content presented on this page.

OVERVIEW OF EICP PROPOSAL

Proposal

- The Board of Directors recommends:
  - Adding 50 million shares to the EICP
  - Extending the term of the EICP for an additional 5 years
  - Re-approval, for purposes of Section 162(m) of the Internal Revenue Code, of the performance criteria set forth in the plan

Rationale

- Morgan Stanley believes that a portion of compensation should be awarded in shares to align employee and shareholder interests
- The Firm last amended the plan in 2016 and requested 20 million shares, which was approved by approximately 94% of the votes cast
- The Firm is requesting an additional 50 million shares in 2017, which we expect would allow us to make grants under the EICP for approximately three years
- The Firm strives to maximize employee and shareholder alignment, while minimizing dilution. The share repurchase program offsets the dilutive impact of these additional shares
  - Since Morgan Stanley re-initiated the share repurchase program in 2013, the Firm has increased share repurchases each year - 12 million, 28 million, 59 million, and 117 million shares from 2013 to 2016, respectively
- Re-approval of the plan performance criteria will better enable performance-vested awards to be tax deductible to Morgan Stanley, which Morgan Stanley believes to be in the best interest of the Firm and its shareholders

Impact


Overhang[1]
11.9%
10.9%
10.7%
9.6%
11.1%
2015
2016
2015
2016
Pro Forma for Issuance of 50 Million Shares as of 1/31/2017
Five-Year Average as of Year End
Three-Year Average as of Year End


Burn Rate[2]
2.6%
2.5%
2.5%
2.1%
2015
2016
2015
2016
Five-Year Average as of Year End
Three-Year Average as of Year End

The End Notes are an integral part of this presentation. See slide 16 for information related to the metrics presented on this page.

OTHER COMPENSATION-RELATED MANAGEMENT PROPOSALS

	Annual Say on Pay Frequency	Amendment of DECAP
Proposal	• The Board of Directors recommends an annual "Say on Pay" vote	• The Board of Directors recommends adding 1,000,000 shares to DECAP
Rationale	• In 2011, the Firm's shareholders indicated their preference for holding "Say on Pay" votes on an annual basis, with approximately 91% of votes cast in support • While the Firm's executive compensation program is designed to promote a long-term connection between pay and performance, an annual vote allows shareholders to provide their view on our compensation philosophy, policies and practices each year • An annual "Say on Pay" vote is consistent with the Firm's practice of seeking the views of, and engaging in discussions with, shareholders on governance and compensation matters	• Morgan Stanley believes stock unit grants promote the Firm's long-term interests by attracting, motivating and retaining qualified non-employee Directors and more closely align their interests with those of shareholders • Approval will preserve the Firm's ability to grant stock units to non-employee Directors • Non-employee Directors receive a vast majority of their compensation in the form of stock units, all of which are subject to vesting over the year following grant and half of which are not payable until retirement • In 2016, we enhanced our director compensation program by introducing: 1. An annual compensation limit of $750,000 for each non-employee Director; and 2. An equity ownership requirement of 5x the annual cash retainer

MORGAN STANLEY'S BOARD OF DIRECTORS HAS RELEVANT AND DIVERSE EXPERIENCE

The Board continues to recruit directors to bring new skills and perspectives into the Morgan Stanley Boardroom

(Year) = Year Director joined Board ▬ = New Director in 2015-2016

Board Members	Select Experience[1]
James Gorman *Chairman and CEO (2010)*	• Previously President of Morgan Stanley, President of Morgan Stanley Wealth Management and Co-Head of Strategic Planning
Erskine B. Bowles *Director (2005) Independent Lead Director*	• Previously Co-Chair of National Commission on Fiscal Responsibility and Reform, President of University of North Carolina, White House Chief of Staff
Alistair Darling *Director (2016)*	• Currently Member of House of Lords in the British Parliament • Previously Chancellor of the Exchequer, Member of House of Commons, and served in the Government of the United Kingdom
Thomas H. Glocer *Director (2013) Operations & Technology Chair*	• Previously CEO of Thomson Reuters Corporation and M&A lawyer at Davis Polk & Wardwell LLP
Robert H. Herz *Director (2012) Audit Chair*	• Currently President of Robert H. Herz LLC • Previously Chairman of Financial Accounting Standards Board and member of the International Accounting Standards Board
Nobuyuki Hirano *Director (2015)*	• Currently President and CEO of Mitsubishi UFJ Financial Group (MUFG) and Chairman of The Bank of Tokyo-Mitsubishi UFJ (BTMU)
Klaus Kleinfeld *Director (2012)*	• Chairman and CEO of Arconic Inc. • Previously CEO, President and COO of Alcoa Inc., CEO and President of Siemens AG

Board Members	Select Experience[1]
Jami Miscik *Director (2014)*	• Currently Co-CEO and Vice Chair of Kissinger Associates, Inc. • Previously Global Head of Sovereign Risk at Lehman Brothers, Deputy Director for Intelligence at the CIA
Dennis M. Nally *Director (2016)*	• Previously Chairman of PricewaterhouseCoopers International Ltd.
Hutham S. Olayan *Director (2006) CMDS Chair*	• Currently Principal and director of The Olayan Group and President & CEO of The Olayan Group's U.S. Operations
James W. Owens *Director (2011) Nominating & Governance Chair*	• Previously Chairman and CEO of Caterpillar Inc.
Ryosuke Tamakoshi *Director (2011)*	• Currently Senior Advisor of BTMU • Previously Chairman of MUFG
Perry M. Traquina *Director (2015) Risk Chair*	• Previously Chairman, CEO, and Managing Partner of Wellington Management Company LLP
Rayford Wilkins, Jr. *Director (2013)*	• Previously CEO of Diversified Businesses of AT&T Inc.

The End Notes are an integral part of this presentation. See slide 16 for information related to the content presented on this page.

MORGAN STANLEY IS COMMITTED TO MAINTAINING BEST IN CLASS GOVERNANCE PRACTICES – GOVERNANCE HIGHLIGHTS

Board Structure and Independence	• Nine new directors since 2012 who bring a diversity of skills, attributes, and perspectives to the Board • Upon election at the annual meeting, the average Board tenure will be approximately 4.9 years • Expansive Independent Lead Director role[1]
Board Oversight	• Oversees the Firm's strategy, annual business plans, Enterprise Risk Management (ERM) framework and culture, values and conduct • Directors have complete access to senior management and other Firm employees • Regular review of succession plans for CEO and other senior executives • Reviews strategic progress regularly and conducts an annual offsite meeting with the CEO and senior management to review the long-term strategy
Shareholder Rights and Accountability	• Adopted proxy access • Shareholders who own at least 25% of common stock may call a special meeting of shareholders • No supermajority vote requirements in our charter or bylaws • All directors elected annually by majority vote standard • No "poison pill" in effect
Annual Evaluations	• Annual Board, Independent Lead Director, and Committee self-assessments enhance performance • Includes one-on-one Board member interviews and written guidelines • Encompasses duties and responsibilities, Board and committee structure, culture, process and execution
Sustainability and Social Responsibility	• Established the Morgan Stanley Institute for Sustainable Investing and committed to facilitating the financing of sustainable and social impact projects • Firm-wide focus on managing our environmental footprint • Commitment to giving back to the community

The End Notes are an integral part of this presentation. See slide 17 for information related to the content presented on this page.

MORGAN STANLEY'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE AGAINST PROPOSAL TO EXCLUDE VOTES TO ABSTAIN FROM SHAREHOLDER PROPOSAL VOTE COUNTS

Reasons to Vote "Against"

- We clearly explain our vote counting standards in our proxy statement. Our methodology honors the intent of shareholders who consciously "abstain" and expect their abstentions to be counted in the manner described in the proxy statement
- Abstentions will be counted and will have the same effect as a vote "against" both Firm-sponsored proposals and shareholder proposals and is consistent with the treatment of abstentions under Delaware law. We also clearly disclose that abstentions have no impact on director elections, which we believe is consistent with best corporate governance and applies equally to candidates nominated by the Firm or a shareholder
- We do not believe there is a justification for the proponent's request to treat Firm-sponsored and shareholder proposals differently. Our Board believes that as a matter of good governance, a majority of shareholders should affirmatively vote "for" an item for it to pass
- The proposal received support of 6% of votes cast at our 2016 annual meeting

MORGAN STANLEY'S BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE AGAINST PROPOSAL TO ADOPT A POLICY TO PROHIBIT VESTING OF DEFERRED EQUITY AWARDS FOR SENIOR OFFICERS WHO RESIGN TO ENTER GOVERNMENT SERVICE

Reasons to Vote "Against"

- Vesting and payout of deferred compensation when an employee leaves Morgan Stanley to enter government service occurs only in the event that an employee is required by his or her new government employer to eliminate Morgan Stanley deferred award holdings to avoid a conflict of interest
- Even after payout, awards remain subject to clawback for the full deferral period if the employee triggers a cancellation event, including competitive activity
- Our Governmental Service Termination clause reinforces our culture of public service and is aligned with the long-term interests of Morgan Stanley and our shareholders in attracting and retaining talented employees
- The proposal received support of 16% of votes cast at our 2016 annual meeting

END NOTES

The following notes are an integral part of the Firm's financial and operating performance described in this presentation:

General

- A detailed analysis of the Firm's financial and operational performance for 2016 is contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Firm's Annual Report on Form 10-K for the year ended December 31, 2016 (2016 Form 10-K)
- Revenues excluding the impact of DVA, pre-tax margin, return on equity excluding the impact of DVA, and return on equity excluding the impact of DVA and net discrete tax benefits are non-GAAP financial measures that the Firm considers useful measures for investors to assess operating performance. For further information regarding these measures, see pages 35 – 36 of the 2016 Form 10-K
- Debt valuation adjustments ("DVA") represents the change in fair value resulting from the fluctuations in the Firm's credit spreads and other credit factors related to liabilities carried at fair value, primarily certain long-term and short-term borrowings. The Firm believes that most investors and analysts assess its operating performance exclusive of DVA. Effective January 1, 2016, pursuant to new accounting guidance that the Firm adopted, gains and losses from DVA are presented in other comprehensive income (i.e., a component of common equity) as opposed to net revenues and net income. Prior to January 1, 2016, gains and losses from DVA are presented in trading revenues (i.e., a component of Net Revenues)

Page 4

1. For this purpose, peer group includes (i) five large U.S. banks: Bank of America, Citigroup, Goldman Sachs, JPMorgan Chase, and Wells Fargo; and (ii) other financial companies in S&P 100 index: AIG, Allstate, American Express, BlackRock, BNY Mellon, Capital One, Mastercard, MetLife, Paypal, US Bancorp, and VISA

Page 5

1. Represents progress during the current calendar year against the 2017 Strategic Objectives established at the beginning of 2016
2. Pre-tax margin represents income (loss) from continuing operations before taxes divided by net revenues. Pre-tax margin is a non-GAAP financial measure that the Firm considers a useful measure for us, investors, and analysts to assess operating performance
3. In June 2016, the Firm received a conditional non-objection from the Federal Reserve to its 2016 Capital Plan. Pursuant to the conditional non-objection, the Firm is able to execute the capital actions set forth in the 2016 Capital Plan, which include increasing our common dividend to $0.20 per share beginning in the third quarter of 2016 and executing share repurchases of $3.5 billion during the period July 1, 2016 through June 30, 2017. The Firm submitted an additional capital plan on December 29, 2016 addressing weaknesses identified in the capital planning process. In March 2017, the Firm received a non-objection from the Federal Reserve to its 2016 resubmitted Capital Plan. The Firm received a non-objection from the Federal Reserve to its 2015 Capital Plan, which included share repurchases of $3,125 million for the periods April 1, 2015 through June 30 (for comparative purposes the percent change of buyback is based on 80% of the total 2015 approval representing four of the five approved quarters)
4. The Firm's targeted return on average common equity (defined herein as "ROE Target") is derived based on ROE, ex DVA. ROE, ex DVA is a non-GAAP financial measure that the Firm considers useful for us, investors, and analysts to assess operating performance. ROE equals consolidated net income applicable to Morgan Stanley less preferred dividends as a percentage of average common equity. Effective January 1, 2016, as a result of the adoption of a provision of the accounting update related to DVA, we have redefined the calculation of ROE, excluding DVA to adjust for DVA only in the denominator. Prior to January 1, 2016, for the calculation of ROE, ex DVA, DVA is adjusted in both the numerator and denominator

END NOTES (CONT.)

Page 6

[1] Total Shareholder Return represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period (defined herein as "TSR")

[2] Source for Peer Companies: Bloomberg

[3] Global peers include: Goldman Sachs, JP Morgan Chase, Bank of America, Citigroup, Barclays, UBS Group, Deutsche Bank, and Credit Suisse

Page 7

[1] Pre-tax profit represents income (loss) from continuing operations before income taxes (defined herein as "PBT"). PBT is a non-GAAP financial measure that we consider to be a useful measure for us, investors and analysts to access operating performance. The growth in PBT is calculated as the percentage increase of 2016 PBT ($8,848 million) over 2015 PBT, ex DVA ($7,877 million, which excludes the positive impact of $618 million from DVA)

[2] In June 2016, the Firm received a conditional non-objection from the Federal Reserve to its 2016 Capital Plan. Pursuant to the conditional non-objection, the Firm is able to execute the capital actions set forth in the 2016 Capital Plan, which include increasing our common dividend to $0.20 per share beginning in the third quarter of 2016 and executing share repurchases of $3.5 billion during the period July 1, 2016 through June 30, 2017. On December 29, 2016, the Firm submitted an additional capital plan addressing weaknesses identified in the capital planning process. In March 2017, the Firm received a non-objection from the Federal Reserve to its 2016 resubmitted Capital Plan. The Firm received a non-objection from the Federal Reserve to its 2015 Capital Plan, which included share repurchases of $3,125 million for the period April 1, 2015 through June 30, 2016 (for comparative purposes the percentage change of buyback is based on 80% of the total 2015 approval representing four of the five approved quarters)

[3] The Firm's targeted return on average common equity (defined herein as "ROE Target") is derived based on ROE, ex DVA. ROE, ex DVA is a non-GAAP financial measure that the Firm considers useful for us, investors, and analysts to assess operating performance. ROE equals consolidated net income applicable to Morgan Stanley less preferred dividends as a percentage of average common equity. Effective January 1, 2016, as a result of the adoption of a provision of the accounting update related to DVA, we have redefined the calculation of ROE, excluding DVA to adjust for DVA only in the denominator. Prior to January 1, 2016, for the calculation of ROE, ex DVA, DVA is adjusted in both the numerator and denominator

Page 8

[1] CEO Ownership requirement: 10x base salary, retention requirement: 75% of equity award shares

[2] Pursuant to SEC rules, the Summary Compensation Table in the Firm's proxy statement is required to include for a particular year, only those equity awards granted during the year, rather than awards granted after year end that were awarded for performance in that year. Our annual equity awards relating to performance in a year are made shortly after year end. Therefore, the Summary Compensation Table that appears in the Firm's 2017 proxy statement includes not only non-equity compensation awarded for service in 2016, but also stock awards and forward-looking performance vested compensation in respect of performance in 2015, in each case granted in 2016

Page 9

[1] Overhang represents the number of shares underlying outstanding employee equity awards and available for future employee equity awards as a percent of weighted average common shares outstanding for the period

[2] Burn rate represents the number of employee shares granted per year pursuant to equity awards as a percent of weighted average common shares outstanding for the period

Page 11

[1] For a detailed description of each director's professional experience and qualifications, skills and attributes, see "Director Nominees" of the 2017 Proxy Statement

END NOTES (CONT.)

Page 12

1. As part of his or her formal duties and responsibilities, the Independent Lead Director shall:

- Preside at all meetings of the Board at which the Chairman is not present;
- Have the authority to call, and lead, Non-Management Director Sessions and Independent Director Sessions;
- Help facilitate communication among the Chairman, the CEO and the non-employee and independent directors, including serving as liaison between the Chairman and the Independent directors;
- Solicit the non-employee directors for advice on agenda items for meetings of the Board;
- Communicate with the Chairman and the CEO between meetings and act as a "sounding board" and advisor;
- Advise the Chairman and the CEO of the Board's informational needs;
- Approve the types and forms of information sent to the Board;
- Collaborate with the Chairman and the CEO in developing the agenda for meetings of the Board and approve Board meeting agendas and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items and may request inclusion of additional agenda items;
- Be available, if requested, to meet with the Firm's primary regulators;
- Be available, if requested by major shareholders, for consultation and direct communication in accordance with the Board Communication Policy;
- Lead the annual evaluation of the performance and effectiveness of the Board;
- Consult with the Chair of the Nominating and Governance Committee on Board succession planning and Board Committee appointments;
- Interview candidates for the Board; and
- Consult with the Chair of the CMDS Committee on the annual evaluation of the performance of the CEO

NOTICE

The information provided herein may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures are included in the Firm's Annual Report on Form 10-K for the year ended December 31, 2016, which is available on www.morganstanley.com, or within this presentation. The endnotes on pages 15 - 17 are an integral part of this presentation.

This presentation may contain forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see the Firm's Annual Report on Form 10-K for the year ended December 31, 2016.

The statements in this presentation are current only as of their respective dates.

Morgan Stanley

Appendix

Morgan Stanley

Strategic Update

James P. Gorman, Chairman and Chief Executive Officer

January 17, 2017

Notice

The information provided herein may include certain non-GAAP financial measures. The reconciliation of such measures to the comparable GAAP figures are included in this presentation, or in Company's Annual Report on Form 10-K, Definitive Proxy Statement, Quarterly Reports on Form 10-Q and the Company's Current Reports on Form 8-K, as applicable, including any amendments thereto, which are available on www.morganstanley.com.

This presentation may contain forward-looking statements including the attainment of certain financial and other targets and goals. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of forward-looking statements. For a discussion of risks and uncertainties that may affect the future results of the Company, please see the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as applicable, which are available on www.morganstanley.com. This presentation is not an offer to buy or sell any security.

The End Notes are an integral part of this Presentation. See slides 16-18 for information related to the financial metrics in this presentation.

Please note this presentation is available at www.morganstanley.com.

Mark to Market: 2017 Strategic Objectives[1]

Objective	2016 Status
1 Streamline: $1Bn Expense Reduction	On Track for $1Bn in Expense Reduction by 2017
2 Complete Fixed Income Restructuring and Maintain Revenue Footprint	Retained Revenue Footprint, with 25% Headcount Reduction and Reduced Resources
3 Wealth Mgmt. Pre-Tax Margin[2]: 23 – 25%	Achieved 22% Margin, Despite Transactional Revenue Headwinds
4 Increase Capital Return to Shareholders	Received Non-Objection to Increase Dividend (+33%) and Buyback (+40%)[3]
5 ROE: 9 – 11%	Ongoing

2016 Performance: Progress Towards 9 – 11% ROE(1)(2)

2015	Earnings: $4.7Bn / Avg. CE: $67Bn = 7.0% ROE(3)
2016	Earnings: $5.5Bn / Avg. CE: $69Bn = 8.0% ROE(4)
2017 Target	ROE: 9 – 11%

Opportunities for Future Operational Improvements

1. Maintain Expense Discipline and Fully Realize Streamline Savings
2. Press Advantages in Businesses of Traditional Strength
3. Deepen Relationships to Grow Wealth Management
4. Drive Consistent Profit Growth in Investment Management
5. Continue to Return Capital to Shareholders

Deliver on Target ROE

1 Maintain Expense Discipline and Fully Realize Streamline Savings

Focused on Operating Leverage

Firm Revenues, ex-DVA ($Bn)[(1)]


Pre-Tax Profit
Compensation Expense
Non-Compensation Expense
34.5
7.9
16.0
10.6
2015
Grew PBT by 12% on Flat Revenues
Maintained Compensation Discipline
Reduced Non-Compensation Expenses by ~$700MM
34.6
8.8
15.9
9.9
2016

2017 & Beyond

Expect Continued Operating Leverage to Achieve 2017 Expense Efficiency Ratio Target of 74.0%

	2015	2016
Expense Efficiency Ratio, ex-DVA[(2)]:	77.2%	74.5%

2 Leading Investment Banking Franchise

Continued Strength in Advisory

Industry Completed M&A Volumes ($Tn)(1)


Morgan Stanley Increasing Market Share
19.4%
32.9%
2.0
2.1
2.4
3.1
3.1
2012
2013
2014
2015
2016

2016: #2 In Global Announced & Completed M&A

Upside from Normalization of Underwriting

Industry Equity Underwriting Volumes ($Tn)(2)


Morgan Stanley Retaining Market Share
8.8%
8.3%
0.6
0.8
0.8
0.8
0.5
2012
2013
2014
2015
2016
IPOs
Other Equity & Equity-Linked

2016: #2 in Global IPOs
#2 in Global Equity & Equity Linked

2 Sales & Trading Strategic Priorities

SALES & TRADING

EQUITIES

- Maintain #1 Global Revenue
- Grow Wallet Share
- Deepen Prime Brokerage Footprint
- Monetize Relationships in Flow Trading
- Further Build Asia Franchise
- Shifting Competitive Landscape

One Management Team

- Leveraging Best of Group Technology Across all Products and Regions
- Sharing and Optimizing Resources

FIXED INCOME

- Maintain Historical Revenue Footprint
- Capitalize on Client Momentum
- Focus on Strength of Team and Depth of Bench
- Increase Trading Velocity
- Shifting Competitive Landscape

2 Sales & Trading Positioned for Market Opportunities

Monetizing Strength Across Equities

- ✓ #1 Globally 3 Years Running
- ✓ Gained Share in 2014, 2015 and 2016
- ✓ Opportunity to Deploy Balance Sheet Profitably Across the Franchise with Strong Returns
- ✓ Client Demand for Content, Liquidity, and Financing Solutions

Equity Sales & Trading Total Wallet, ex-DVA ($Bn)[(1)(2)(3)]


Morgan Stanley Increasing Wallet Share
17%
20%
36
42
42
45
41
2012
2013
2014
2015
Pro Forma 9M16 Annualized (4)

Fixed Income Restructuring in Progress

Fixed Income Sales & Trading Revenues, ex-DVA ($Bn)[(5)]


Restructuring
0.6
0.9
1.3
1.5
1.5
4Q15
1Q16
2Q16
3Q16
4Q16

Fixed Income and Commodities, ex-Lending ($Bn)[(6)(7)(8)]


158
($41Bn)
117
3Q15
4Q16
Pro Forma Advanced RWA
417
($78Bn)
339
3Q15
4Q16
Pro Forma SLR Exposure

3 Wealth Management Poised to Grow

2017 Pre-Tax Margin(1) Target at 23-25%, Focus on Growing Pre-Tax Earnings

Wealth Management Has Achieved Several Critical Milestones Since the JV



Merged with Smith Barney To Achieve Scale
Captured Merger Cost Economics
Building Bank Infrastructure
Annuitizing Revenues
Franchise Growth

Expanded Margins Allow for Reinvestments into Profitable Growth



Revenues ($Bn)
4% CAGR
11.9
15.4
Pro Forma 2010(2)
2016



Pre-Tax Earnings ($Bn)
22% CAGR
1.1
3.4
Pro Forma 2010(2)
2016



Pre-Tax Margin (%)
+13%
9%
22%
Pro Forma 2010(2)
2016

3 Wealth Management Revenue Headwinds Abating

Operating Leverage Persists

Upside From Increased Retail Engagement

Transactional Revenue ($Bn)[1]


Muted Investor Engagement
3.9
3.3
3.1
2014
2015
2016

Additional Tailwind From Rising Rates

Net Interest Income ($Bn)


Low Rates Offset by Deployment Strategy
2.3
3.0
3.5
2014
2015
2016

Continued Expense Leverage

Total Expenses ($Bn)


Maintained Expense Base with Growing Revenues
11.9
11.8
11.9
3.1
3.2
3.2
8.8
8.6
8.7
59.3%
56.9%
56.5%
2014
2015
2016
Compensation/Ratio(2)
Non-Compensation

3 Wealth Management Digital Strategy

Digital Tools Enhance Client Experience & Capabilities Attract New Customer Base

1 Modernize Branch System & FA Operations	• **Modernized Branch System** with digital self-service to drive FA efficiency
2 Drive Client Engagement	• **Predictive Analytics and Machine Learning** to help deliver timely, relevant communications through omni-channel capabilities (mobile, social, video, text, chat)
3 Target New Client Segment	• **Digital Products and Channels** to attract clients who prefer digital investing, supported by Morgan Stanley's platform

Being Built Through a Network of Best-of-Breed Partnerships

ADDEPAR

cloudera

Adobe

ALPINE DATA

Zelle

ENVESTNET YODLEE

hearsay

Qlik

LIFEYIELD make more | keep more

qualtrics

salesforce

sas THE POWER TO KNOW.

tableau

twilio

3 Summary Margin Expansion and Growth Opportunities

Consistent Margin Improvement Since the Acquisition of Smith Barney


Pre-Tax Margin (%)(1)(2)
9%
10%
14%
18%
20%
22%
22%
23 - 25%
?
?
2010
2011
2012 (3)
2013
2014
2015
2016
Target: 2017
2018
2019

Key Drivers
Merger Synergies
Building the Bank
Cost Discipline
Annuitizing Revenues

Additional Drivers
Retail Investor Engagement
Rising Rates
Lending Penetration
Continued Cost Discipline
Wallet Share Opportunities

4 Investment Management Enters Period of Stability and Growth

Balanced Business Mix


28%
33%
AUM
$417Bn
39%
Traditional Public
(Equity & Fixed Income)
Solutions & Alternatives
(Alternatives / Other Products)
Liquidity

Strategic Focus

- ✓ **Organizational Realignment**
- ✓ **Rationalized Cost Base**
- ✓ **Legacy Third Party Fund LP Positions**

Growth Opportunities

Enhance Distribution Capabilities

- U.S. Intermediary and Asia
- Solutions & Partnerships Focus

New Product Launches

- Differentiated Alternative Origination Platform
- Leverage Morgan Stanley Connectivity

Growth with Limited Balance Sheet & Cost Requirements

- Synergies and Efficiencies with Existing Platforms

5 Continue To Return Capital To Shareholders

Capital Sufficiency…

Average Common Equity, ex-DVA ($Bn)[1]


42
60
66
69
2010
2012
2014
2016

…Supporting Growth in Capital Return

Total Capital Return ($Bn)


0.4
0.8
1.6
3.2
4.8
2012
2013
2014
2015
2016
Common Dividends
Buybacks

End Notes

These notes refer to the financial metrics presented on Slide 3.

1. Represents progress during the current calendar year against the 2017 Strategic Objectives established at the beginning of 2016.
2. Pre-tax margin is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance. Pre-tax margin represents income (loss) from continuing operations before taxes divided by Net Revenues.
3. In June 2016, we received a conditional non-objection from the Federal Reserve to our 2016 capital plan. Pursuant to the conditional non-objection, we are able to execute the capital actions set forth in our 2016 capital plan, which include increasing our common stock dividend to $0.20 per share beginning in the third quarter of 2016 and executing share repurchases of $3.5 billion during the period July 1, 2016 through June 30, 2017. The Federal Reserve Board also asked us to submit an additional capital plan by December 29, 2016 addressing weaknesses identified in our capital planning process. Future capital distributions may be restricted if these identified weaknesses are not satisfactorily addressed when the Federal Reserve reviews our resubmitted capital plan. Our 2015 capital plan approved by the Federal Reserve was for share repurchases of $3,125 million for the periods 2Q15 through 2Q16 (for comparative purposes the percent change of buyback is based on 80% of the total 2015 approval representing 4 of the 5 approved quarters).

These notes refer to the financial metrics presented on Slide 4.

1. The calculation of return on equity ('ROE') uses net income applicable to Morgan Stanley less preferred dividends as a percentage of average common equity ('Avg. CE').
2. ROE, and ROE, ex DVA and Discrete Tax Benefits are non-GAAP financial measures that the Firm considers useful for investors to assess operating performance.
3. The 7% ROE for 2015 represents ROE excluding DVA and net discrete tax benefits ('Discrete Tax Benefits'). To determine ROE, ex DVA and Discrete Tax Benefits both the numerator and denominator were adjusted to exclude these items.
4. The 8% ROE for 2016 is unadjusted for DVA and net discrete tax benefits as those amounts had no impact on the ROE calculation. Effective January 1, 2016, pursuant to new accounting guidance that the Firm adopted, gains and losses from DVA are presented in other comprehensive income (i.e., a component of common equity) as opposed to net revenues and net income.

These notes refer to the financial metrics presented on Slide 6.

1. 2015 Net Revenues were $34,537 million, excluding the positive impact of $618 million from DVA. Net Revenue, ex-DVA is a non-GAAP financial measure the Company considers useful for investors to allow better comparability of period to period operating performance.
2. Firm Expense Efficiency ratio represents total non-interest expenses as a percentage of Net Revenues (or in 2015, Net Revenues, ex-DVA). For 2015, the Expense Efficiency ratio was calculated as non-interest expenses of $26,660 million, divided by Net Revenues of $34,537, which excludes the positive impact of $618 million from DVA for 2015. The Expense Efficiency ratio, ex-DVA is a non-GAAP financial measure the Company considers useful for investors to assess operating performance.

These notes refer to the financial metrics presented on Slide 7.

1. M&A Completed Industry volumes, M&A Completed Market Shares and M&A Completed and Announced League Table Rankings are from Thomson Reuters as of January 9, 2017. Market Share is calculated as the percentage of Morgan Stanley's volume to the Industry volume. M&A Completed and Announced League Table Rankings are for the period of January 1, 2016 to December 31, 2016.
2. Equity Underwriting Industry volumes, Equity Underwriting Market Shares and Equity Underwriting League Table Rankings are from Thomson Reuters. Each periods' data is as of January of the following calendar year. Market Share is calculated as the percentage of Morgan Stanley's volume to the Industry volume. Equity Underwriting League Table Rankings are for the period of January 1, 2016 to December 31, 2016.

End Notes

These notes refer to the financial metrics presented on Slide 9.

1. Total Wallet represents the aggregated reported net revenues for the following peers: Goldman Sachs, JP Morgan, Bank of America, Citigroup, UBS, Deutsche Bank, Credit Suisse, and Barclays. Morgan Stanley's wallet share calculated as the percentage of Morgan Stanley's Net Revenues, ex-DVA to Total Wallet. Equity Sales & Trading Net Revenues, ex DVA is a non-GAAP financial measure the Company considers useful for investors to allow better comparability of period to period operating performance.
2. European peer results were translated to USD using average exchange rates for the appropriate period; sourced from S&P Capital IQ.
3. Peer data has been adjusted for DVA, where it is reported and where applicable. Goldman Sachs results also exclude the Americas Reinsurance business in 2012 and 2013 and the gain on sale of a hedge fund administration business in 2012.
4. Represents 2016 nine months Total Wallet annualized since not all peers have reported as of January 17, 2016.
5. Fixed Income Sales & Trading Net Revenues, ex-DVA for the quarter ending December 31, 2015 were $550 million, excluding a $90 million negative impact from DVA in the quarter. Fixed Income Sales and Trading Net Revenues, ex-DVA is a non-GAAP financial measure the Company considers useful for investors to allow better comparability of period to period operating performance.
6. All figures presented exclude RWAs and leverage exposure associated with lending activities.
7. The Company estimates its pro forma fully phased-in Advanced risk-weighted assets ('RWA') and pro forma fully phased-in Supplementary Leverage Ratio ('SLR') exposure based on the Company's current assessment of the Basel III final rules and other factors, including the Company's expectations and interpretations of the proposed requirements, which may be subject to change as the Company receives additional clarification and guidance from the Federal Reserve. These pro forma computations are preliminary estimates as of January 17, 2016 and could be subject to revision in Morgan Stanley's Annual Report on Form 10-K for the year ended December 31, 2016.
8. Pro forma fully phased-in Advanced RWA and pro forma fully phased-in SLR Exposure, are non-GAAP financial measures that the Company considers to be useful measures to the Company and investors to evaluate compliance with future regulatory capital requirements.

These notes refer to the financial metrics presented on Slide 10.

1. Pre-tax margin represents income (loss) from continuing operations before taxes divided by Net Revenues. Pre-tax margin is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance.
2. Pro Forma 2010 data has been recast to exclude the Managed Futures and International Wealth Management businesses, which are now reported in the Investment Management and the Institutional Securities business segments, respectively.

End Notes

These notes refer to the financial metrics presented on Slide 11.

1. Transactional revenues include investment banking, trading, and commissions and fee revenues.
2. Compensation ratio is calculated as compensation and benefits expense as a percentage of Net Revenues.

These notes refer to the financial metrics presented on Slide 13.

1. Pre-tax margin represents income (loss) from continuing operations before taxes divided by Net Revenues. Pre-tax margin is a non-GAAP financial measure that the Company considers useful for investors to assess operating performance. The attainment of margins in 2017 and beyond may be impacted by external factors that cannot be predicted at this time, including macroeconomic and market conditions and future regulations.
2. All periods have been recast to exclude the Managed Futures business, which is now reported in the Investment Management business segment. Additionally, the periods 2010-2013 have been recast to exclude the International Wealth Management business, currently reported in the Institutional Securities business segment.
3. Pre-tax margin for 2012 excludes $193 million of non-recurring costs in 3Q12 associated with the Morgan Stanley Wealth Management integration and the purchase of an additional 14% stake in the joint venture.

These notes refer to the financial metrics presented on Slide 15.

1. Represents the Firm's average common equity excluding DVA for all periods prior to 2016. Average common equity excluding DVA is a non-GAAP financial measures that the Firm considers useful for investors to assess capital adequacy and capital returns.

Morgan Stanley

Strategic Update

James P. Gorman, Chairman and Chief Executive Officer

January 17, 2017